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                                                                      EXHIBIT 21
                                                                      ----------

                         SUBSIDIARIES OF THE REGISTRANT

Parent
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First Mutual Bancshares, Inc.

                                      Percentage            Jurisdiction or
Subsidiaries                         of Ownership        State of Incorporation
------------                         ------------        ----------------------

First Mutual Bank                       100%                   Washington

First Mutual Services      (1)          100%                   Washington



(1) This corporation is a wholly owned subsidiary of First Mutual Bank. First Mutual Services (FMS) engages in the sale of mutual funds and annuities. PRIMEVEST Financial Services functions as the broker dealer and is responsible for the sale and delivery of securities. As of December 1999, the company has decided to discontinue directly offering investment products to its customers. The Bank's investment in First Mutual Services at December 31, 2000, was $13,671.